CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Genufood Energy Enzymes Corporation

We hereby consent to this inclusion in this Registration Statement on Form S-1/A, of our report dated January 10, 2012, of Genufood Energy Enzymes Corporation relating to the financial statements as of September 30, 2011 and 2010 and for the period from inception to September 30, 2011, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

Houston, Texas

January 12, 2012